Exhibit 99.1

CONTACT:    Jon Faulkner
Chief Financial Officer
706-876-5814
jon.faulkner@dixiegroup.com

THE DIXIE GROUP ANNOUNCES REORGANIZATION OF
THE COMMERCIAL BUSINESS UNDER DAVID HOBBS

DALTON, GEORGIA (October 17, 2017) - In order to improve results and better utilize existing assets and resources, The Dixie Group, Inc. (NASDAQ: DXYN) has decided to combine our commercial businesses, Masland Contract and Atlas, into one business unit effective October 16, 2017. This combination is being structured to allow each brand to maintain its own unique identity in the market place with the Atlas and Masland Contract sales forces remaining separate.
This combination will allow for the full utilization of the skills and talents that these two organizations now possess. By creating this environment, we will be able to improve efficiency, encourage collaboration and reduce costs in all areas of our combined Commercial business.
David Hobbs, currently President of Masland Contract, will become President of the Dixie Commercial Business with Mark Nestler and Don Dolan sharing responsibility for sales management in the new organization. Mark and Don will report to David. Joe Liffick, Vice President of Manufacturing, will now report to Kennedy Frierson, therefore, all manufacturing leadership in The Dixie Group’s commercial, residential and processing businesses will now report directly to the Chief Operating Officer of the company.

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